EMPLOYMENT AGREEMENT

THIS AGREEMENT dated for reference as of the 17 day of February, 2013 between ORGENESIS INC.., a corporation with offices at 21 Sparrow Circle, White Plains, NY 10605, USA (the “Company”), and SAV DIPASQUALE, an individual having an address of 506 Vaughan Mills Road, Vaughan, Ontario, Canada (the “Executive”).

The Company is engaged in the business of providing a novel therapeutic approach to the treatment of diabetes through Autologous Insulin Producing cell transplantation. The Company has offered to employ the Executive on the following terms and conditions and in consideration of those promises and the sum of Fifty ($50.00) Dollars, the Executive agrees to the following terms and conditions of employment.

1.	EMPLOYMENT, TERM, POSITION AND DUTIES

1.1

Position. Effective December 17, 2012 (the “Start Date”), the Executive will serve as the President and Chief Executive Officer (“CEO”) of the Company and in such other related capacity as the Company may from time to time reasonably require. The Executive will also serve as a member of the Company’s board of directors.

1.2	Term. The Executive’s employment with the Company will commence on the Start Date and will continue indefinitely unless terminated sooner pursuant to Article 5 of this Agreement.

1.3	Duties. The Executive will perform such duties as are regularly and customarily performed by the CEO and President of a company, including but not limited to, being accountable and responsible for:

(a) overall direction, strategy, research, development and operations of the Company, including fundraising and regulatory compliance; and

(b) working toward a minimum of $5,000,000 USD in Company equity fundraising with a target date for closing within six (6) months, on terms approved by the directors, acting reasonably.

1.4

Location. The Executive will work out of his home office in Ontario, Canada. The Executive acknowledges that substantial research and development is conducted in Israel and that he may be required to travel extensively.

1.5	Reporting. The Executive will report to and take directions from the Board of Directors (the “Board”) or such other person as the Board may designate from time to time.

1.6	Time and Efforts. During the Executive’s employment with the Company, the Executive will:

(a) diligently, honestly and faithfully serve the Company and use his best efforts to promote and advance the interests of the Company;

(b)	devote significant time and effort and attention to the business and affairs of the Company, its affiliates and subsidiaries;

(c)	perform his duties in accordance with applicable laws and in accordance with the Company’s policies and procedures as established and updated by the Company from time to time; and

(d)	not be engaged, employed or associated with any other business venture without the written consent of the Board.

1.7

Fiduciary Obligations. The Executive acknowledges that as President and CEO of the Company, he is an officer and fiduciary of the Company and occupies a position of trust and confidence and that he will develop and acquire wide experience and knowledge on all aspects of the Company’s business. The Executive agrees to serve the Company in a manner which is consistent with the fiduciary duties owed to the Company. Without limiting the generality of the foregoing, the Executive will observe the highest standards of loyalty, good faith, and avoidance of conflicts of duty and self-interest, and will not assume any fiduciary obligations to any other entity without the approval of the Company. Notwithstanding the foregoing and provided that the same shall not otherwise constitute a breach of Executive’s obligations or covenants hereunder or impair or materially interfere with the performance of Executive’s responsibilities hereunder, Executive shall be free to engage in other civic, political and social activities, perform speaking engagements, and manage his personal passive investments, provided that such activities do not materially interfere with his obligations to the Company, and are not rendered for a company which transacts business with the Company or engages in business competitive with that conducted by the Company.

2.	COMPENSATION & BENEFITS

2.1

Salary. Commencing December 1, 2012, the Company shall pay the Executive the sum of $180,000 USD gross, per annum (the “Base Salary”). The Base Salary will be paid monthly, in advance, on the fifth (5th ) day of each month. The Board will increase the Base Salary immediately upon the Executive completing the fundraising described in Section 1.3(b) above.

2.2	Options. The Executive will be eligible for options pursuant to the Company Stock Option Plan after Performance Shares described below in Section 2.3 are earned.

2.3

Signing Bonus in Performance Shares. The Executive may earn up to 2,455,895 shares being 5% of the current outstanding shares of the Company (the “Performance Shares”), by fulfilling the following performance criteria while he remains as President and CEO:

(a)

982,358 Performance Shares (2%) will be issued upon the completion of the fundraising as set out in Section 1.3(b) above; in the event that the fundraising is greater than $1,000,000 but less than $5,000,000, the Executive will be entitled to a pro-rata number of Performance Shares with 20% being earned with a $1,000,000 fundraising and 100% with a $5,000,000 or greater fundraising; and

(b)	1,473,573 Performance Shares (3%) will be issued in four tranches, each as to 25% upon completion of the first, second, third and fourth anniversaries of the date of this employment agreement.

For clarity, any performance listed above completed while the Executive remains President and CEO will result in a portion of the Performance Shares being issued irrevocably to the Executive, but upon the Executive leaving his position as President and CEO, the Executive will no longer have the right to earn additional Performance Shares. The Company may change the structure of the Performances Shares issuances described in Section 2.3(a) and 2.3(b) above, to options or an alternative tax efficient structure at the Executive’s request.

2.4	Bonus. Any bonus payable to the Executive for any year is at the absolute discretion of the Compensation Committee of the Board.

2.5

Expenses. The Company will reimburse the Executive for expenses reasonably and properly incurred by him in the performance of his duties and responsibilities under this Agreement, in accordance with a budget that will be pre-approved by the Board.

2.6

Vacations. The Executive will be entitled to five (5) weeks paid vacation each calendar year to be taken at such time or times as the Executive may select and as the Board may reasonably approve, having regard to the business affairs and operations of the Company.

2.7	D&O Insurance. The Company will continue to provide the Executive with Directors and Officers insurance.

3.	CONFIDENTIAL INFORMATION AND INTELLECTUAL PROPERTY

3.1	Confidential Information.

(a)

The Executive hereby acknowledges that as an employee of the Company, the Executive will acquire information, whether or not originated by the Executive, about certain matters which are confidential or proprietary to the Company. These matters include but are not limited to, books of business, ideas, techniques, processes, know-how, trade and business secrets, data, computer software, lists of names and addresses of present and prospective customers and clients, details, including terms, of verbal and written contracts between the Company and its customers and clients, lists of suppliers, marketing and business plans, forecasts, personnel and financial information, internal pricing and cost information, services and operational manuals, future plans and strategies of the Company that have been or are being discussed and confidential information belonging to third parties which the Company has an obligation to hold in confidence (collectively the “Confidential Information”).

(b)

The Executive hereby acknowledges and agrees that all Confidential Information is the exclusive property of the Company. The Executive further acknowledges that the Confidential Information could be used to the detriment of the Company and that disclosure of the Confidential Information could cause irreparable harm to the Company. Accordingly, the Executive agrees to treat confidentially all of the Confidential Information and not to disclose it to any third party or to use it for any purpose either during the Executive’s employment (except as may be necessary for the proper discharge of the Executive’s duties and for the benefit of the Company), or for period of three (3) years after termination of employment (whether such termination is occasioned by the Executive, by the Company with or without cause, or by mutual agreement), except with the written permission of the Company.

(c)

All notes, data, tapes, compact discs, reference items, sketches, drawings, memoranda, records, diskettes and other materials, whether in hard copy or on electronic media, in any way relating to any of the Confidential Information, produced by the Executive or coming into the Executive’s possession by or through the Executive’s employment, will belong exclusively to the Company. The Executive agrees to turn over to the Company all copies of any such materials in the Executive’s possession or control, immediately at the request of the Company or, in the absence of a request, on the termination of the Executive’s employment with the Company.

3.2	Intellectual Property.

(a)

For the purpose of this section Developments means all discoveries, inventions, designs, works of authorship, improvements and ideas (whether or not patentable or copyrightable) and legally recognized proprietary rights (including, but not limited to, patents, copyrights, trademarks, topographies, know-how and trade secrets), and all records and copies of records relating to the foregoing, that:

		(i)	result or derive from the Executive’s employment or from the Executive’s knowledge or use of Confidential Information;

		(ii)	are conceived or made by the Executive (individually or in collaboration with others) during the term of the Executive’s employment by the Company;

		(iii)	result from or derive from the use or application of the resources of the Company; or

		(iv)	relate to the business operations of the Company or to actual or demonstrably anticipated research and development by the Company.

(b)

The Executive agrees that all Developments will be the exclusive property of the Company and that the Company will have sole discretion to deal with Developments. The Executive agrees that no intellectual property rights in the Developments are or will be retained by the Executive. For greater certainty, all work done during the term of the Executive’s employment for the Company is the sole property of the Company, as the first author for copyright purposes and in respect of which all copyright will vest in the Company.

(c)

In consideration of the compensation and Employee Benefits the Executive receives under the terms of this Agreement, the Executive irrevocably sells, assigns and transfers and agrees in the future to sell, assign and transfer all right, title and interest in and to the Developments and intellectual property rights therein, including, without limitation, all patents, copyright, industrial design, circuit topography and trademarks, and any goodwill associated therewith in the United States and worldwide to the Company and the Executive will hold all the benefits of the rights, title and interest mentioned above in trust for the Company prior to the assignment to the Company.

(d)

The Executive agrees to do all further things that may be reasonably necessary or desirable in order to give full effect to the foregoing. If the Executive’s cooperation is required in order for the Company to obtain or enforce legal protection of the Developments following the termination of employment, the Executive will provide that cooperation so long as the Company pays the Executive reasonable compensation for the Executive’s time at a rate to be agreed between the Executive and the Company.

4.	NON-COMPETITION AND NON-SOLICITATION

4.1

Non-Competition. While the Executive is employed by the Company and for a period of equal to the period in which the Executive is paid in full following the termination of the Executive’s employment for any reason, the Executive covenants and agrees not to become engaged, directly or indirectly, as an employee, consultant, partner, principal, agent or advisor in a business anywhere that competes directly with the Company, without the Company’s written consent. The Executive acknowledges that the market for the Company’s technologies is global and as such, this restriction is reasonable.

4.2

Non-Solicitation. While the Executive is employed by the Company and for a period of equal to the period in which the Executive is paid in full following the termination of the Executive’s employment for any reason, the Executive covenants and agrees not to directly or indirectly contact or solicit any Client or Customer of the Company for any purpose which includes or results in terminating their relationship with the Company. For the purpose of this section, “Client or Customer” includes anyone whom the Executive dealt directly with as an actual or potential client or customer of the Company.

4.3

Non-Solicitation of Employees. While employed by the Company and for a period of 6 months immediately following the termination of employment for any reason, the Executive covenants and agrees not to directly or indirectly solicit, or induce, or attempt to induce, any persons who were employees of the Company at the time of the Executive’s termination or during a period of 90 days immediately preceding such termination, to terminate their employment with the Company.

5.	TERMINATION

5.1	Termination within first three months. Neither party shall terminate this Agreement within the first three (3) months of the Start Date.

5.2

Resignation. Subject to Section 5.1, the Executive may resign from the Company at any time, by giving the Company thirty (30) days prior written notice. The Company may waive such notice in whole or in part at its sole discretion and if the Company waives all or part of the notice of resignation given by the Executive prior to the expiry of the notice period, the Company will pay to the Executive an amount equal to the Base Salary for the balance of the notice period. If the Executive resigns without good reason, he will not be entitled to any payment in respect of severance, nor will he be entitled to any bonus payments in respect of the year in which the resignation takes effect.

5.3	Company’s Right to Terminate for Just Cause. Notwithstanding any other provision in this agreement, the Company may terminate the employment of the Executive at any time for Just Cause.

5.4	Termination Without Just Cause. Subject to Section 5.1, the Company may terminate the Executive’s employment at any time without Just Cause, by providing the Executive with

30 days’ notice.

5.5	Performance Shares. Upon termination of the Executive’s employment by the Company with cause or by mutual agreement):

(a) the Executive will not receive any further unissued Performance Shares; and

(b) the Executive will not sell, in any three (3) month period, more than 25% of the

Performance Shares already issued to him.

5.6

Options. All vested options will expire ninety (90) days after the cessation of the Executive’s employment, whether such cessation is occasioned by the Executive, by the Company with or without cause, or by mutual agreement. Unvested options will continue to vest during the 30 day notice period.

5.7

Deemed resignation as Director. Unless otherwise agreed to by the Company, the Executive will be deemed to have resigned from all offices and directorships for the Company and its affiliates effective on the last date of the Executive’s employment with the Company.

6.	GENERAL

6.1	Obligations Continue. The Executive’s obligations under Articles 3 and 4 will remain in full force and effect notwithstanding termination of this Agreement for any reason.

6.2	Amendment. No provision in this Agreement may be amended unless such amendment is agreed to in writing and signed by the Executive and an authorized officer of the Company.

6.3

Compliance with Policies and Laws. The Executive agrees to abide by all the Company’s policies and procedures, including without limitation, the Company’s code of conduct. The Executive also agrees to abide by all laws applicable to the Company, in each jurisdiction in which the Company does business.

6.4

Governing Law and Venue. This Agreement shall be construed and interpreted in accordance with the laws of the province of Ontario and each of the parties hereby irrevocably attorns to the jurisdiction of the courts of Ontario with respect to any disputes arising out of this Agreement.

6.5

Notices. Any notice given or required to be given under this Agreement will be in writing and signed by or on behalf of the party giving it. Such notice may be served personally and in either case may be sent by priority post to the addresses of the parties noted on page one of this Agreement, or by fax, email or other electronic transmission. Any notice served personally will be deemed served immediately, and if mailed by priority post will be deemed served seventy two (72) hours after the time of posting, and if by electronic transmission, upon successful transmission.

6.6

Severability. If any provision contained herein is determined to be void or unenforceable for any reason, in whole or in part, it will not be deemed to affect or impair the validity of any other provision contained herein and the remaining provisions will remain in full force and effect to the fullest extent permissible by law.

6.7

Enurement. This Agreement will enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors, personal representatives and permitted assigns.

6.8

Assignment of Rights. The Company will have the right to assign this Agreement to another party. The Executive shall not assign the Executive’s rights under this Agreement or delegate to others any of the Executive’s functions and duties under this Agreement, without the prior express written consent of the Company, which consent may be withheld at the Company’s sole discretion.

6.9

Entire Agreement. This Agreement contains the entire understanding and agreement between the parties concerning the subject matter hereof and supersedes all prior agreements, understandings, discussions, negotiations and undertakings, whether written or oral, between the parties with respect thereto.

6.10	Currency. Unless otherwise specified herein all references to dollar or dollars are references to United States dollars.

6.11

Further Assurances. Each of the Executive and the Company will do, execute and deliver, or will cause to be done, executed and delivered, all such further acts, documents and things as required for the purposes of giving effect to this Agreement.

6.12

Counterparts/Facsimile Execution. This Agreement may be executed in several parts in the same form and such parts as so executed will together constitute one original document, and such parts, if more than one, will be read together and construed as if all the signing parties had executed one copy of the said Agreement.

6.13	Headings. The headings contained herein are for reference purposes only and will not in any way affect the construction or interpretation of this Agreement.

6.14

Legal Advice. The Executive acknowledges and agrees that the Executive has had the opportunity to seek, and has not been prevented or discouraged by the Company from seeking, independent legal advice prior to the execution and delivery of this Agreement by the Executive.

INTENDING TO BE LEGALLY BOUND, the parties hereunto have signed this agreement as of the 17 day of February, 2013.

ORGENESIS, INC.

Per: __________________
       Authorized Signatory

SIGNED by Sav DiPasquale in the	)
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Print Name	)	Sav DiPasquale
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